CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
         SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                              DATED: APRIL 21, 2006

                         SAVIENT PHARMACEUTICALS, INC.,
                        ROSEMONT PHARMACEUTICALS LIMITED

                                       AND

                               CYTOGEN CORPORATION


--------------------------------------------------------------------------------

                         MANUFACTURE & SUPPLY AGREEMENT

--------------------------------------------------------------------------------


                                      INDEX


DEFINITIONS                                                                 1
           ----------------------------------------------------------------
GRANT OF RIGHTS                                                             2
               ------------------------------------------------------------
TERM OF THE AGREEMENT                                                       3
                     ------------------------------------------------------
FINISHED PRODUCT PRICE                                                      4
                      -----------------------------------------------------
SUPPLY                                                                      5
      ---------------------------------------------------------------------
ACCEPTANCE OF THE PRODUCT                                                   6
                         --------------------------------------------------
MANUFACTURE, TRANSPORT, STORAGE AND DISTRIBUTION OF THE
PRODUCTS                                                                    7
        -------------------------------------------------------------------
ADVERSE DRUG EVENTS                                                         8
                   --------------------------------------------------------
RECALLS                                                                     9
       --------------------------------------------------------------------
INSPECTION OF THE PLANT AND OF THE WAREHOUSE                                10
                                            -------------------------------
INTELLECTUAL PROPERTY                                                       11
                     ------------------------------------------------------
CONFIDENTIALITY                                                             12
               ------------------------------------------------------------
TERMINATION                                                                 13
           ----------------------------------------------------------------
ARBITRATION                                                                 14
           ----------------------------------------------------------------
FORCE MAJEURE                                                               15
             --------------------------------------------------------------
NOTICES                                                                     16
       --------------------------------------------------------------------
PROPER LAW AND COURT OF JURISDICTION                                        17
                                    ---------------------------------------
ASSIGNMENT                                                                  18
          -----------------------------------------------------------------
SUCCESSION                                                                  19
          -----------------------------------------------------------------
RELATIONSHIP OF THE PARTIES                                                 20
                           ------------------------------------------------
ENTIRE AGREEMENT                                                            21
                -----------------------------------------------------------
VARIATION OF AGREEMENT                                                      22
                      -----------------------------------------------------
WAIVER                                                                      23
      ---------------------------------------------------------------------
SEVERANCE                                                                   24
         ------------------------------------------------------------------
RIGHTS OF THIRD PARTIES                                                     25
                       ----------------------------------------------------

THIS MANUFACTURE & SUPPLY AGREEMENT (this "AGREEMENT") is made this 21st day of April, 2006 (the "EFFECTIVE DATE").

BETWEEN:

1. SAVIENT Pharmaceuticals, Inc., a company incorporated pursuant to the laws of the State of Delaware in the United States and having a principal place of business at One Tower Center, East Brunswick, New Jersey 08816, United States ("SAVIENT"),

2. ROSEMONT Pharmaceuticals Limited, a wholly owned subsidiary of SAVIENT and a company incorporated in the United Kingdom whose company number is 009242648 and whose registered office is at ROSEMONT House, Yorkdale Industrial Park, Braithwaite Street, Leeds LS11 9XE, United Kingdom ("ROSEMONT")

                                       and

3. CYTOGEN Corporation, a company incorporated pursuant to the laws of the State of Delaware in the United States and having a principal place of business at 650 College Road East, Suite 3100, Princeton, New Jersey 08540, United States ("CYTOGEN").

WHEREAS:

A. SAVIENT owns certain intellectual property relating to its proprietary tamoxifen oral liquid formulation, a treatment for hormonally sensitive breast cancer, and has registered its oral liquid tamoxifen product in the United States;

B. Concurrently with this Agreement, SAVIENT has entered into an Exclusive Distribution Agreement with CYTOGEN dated as of the Effective Date (the "EXCLUSIVE DISTRIBUTION AGREEMENT") which contemplates providing to CYTOGEN the exclusive license to import, market, promote, detail, distribute, sell and offer to sell the Licensed Product (as defined below) in the Territory (as defined below);

C. ROSEMONT is engaged in the development, manufacture, distribution and marketing of the Licensed Product;

D. CYTOGEN is engaged in the business of, among other things, marketing, selling and distributing finished medicinal products; and

E. CYTOGEN wishes to purchase the Licensed Product from ROSEMONT on an exclusive basis and ROSEMONT is willing to supply the Licensed Product to CYTOGEN on an exclusive basis, so as to allow CYTOGEN to import, receive, store, sell, deliver, transfer, promote, market, detail and otherwise distribute the Licensed Product solely within the Territory on the terms and conditions of this Agreement and in accordance with the terms of the Exclusive Distribution Agreement.

Now therefore in consideration of the premises and mutual covenants set forth herein, the parties, intending to be legally bound, agree as follows:

1.        DEFINITIONS

1.1 In this Agreement the following terms will have the meanings set out below:

          "ACT" shall mean the U.S. Federal Food, Drug and Cosmetic Act as amended from time to time;

          "AE" shall mean with respect to the Licensed Product, any adverse event associated with the use of the Licensed Product in a patient or clinical investigation, whether or not considered drug related, including the following: an adverse event occurring in the course of the use of the Licensed Product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any significant and consistent failure of expected pharmacological action. AE shall include, without limitation, any unfavorable and unintended sign, an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, significant failure of expected pharmacological or biological action, symptom or disease temporally associated with the use of the Licensed Product, whether or not considered related to the Licensed Product. Notwithstanding anything foregoing to the contrary, with respect to the Territory in which the Licensed Product is marketed, AEs shall include any experience required to be reported to a relevant authority in any such country;

          "AFFILIATE" shall mean any corporation or other business entity controlled by, controlling, or under common control with another entity, with "control" meaning direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or more than a fifty percent (50%) interest in the income of, such corporation or other business entity;

          "CERTIFICATE OF ANALYSIS" shall mean a document, which is signed and dated by a duly authorized representative of ROSEMONT certifying that the Licensed Product conforms to the Product Specifications;

          "COMMERCIAL LAUNCH" shall mean the first commercial sale of a Licensed Product by CYTOGEN to a Third Party in the Territory after Regulatory Approval in the Territory. For avoidance of doubt, sales of Licensed Product for use in clinical trials shall not be considered in determining the date of Commercial Launch;

          "CONFIDENTIAL INFORMATION" shall mean and include all information (including but not limited to trade secrets) and materials (including but not limited to data, results, technical, financial/business information or marketing strategies) which may be disclosed by one party to the other party but does not include information which the other party can show through contemporaneous written documentation:

          (a) either is or becomes available to the public other than as a result of disclosure by the other party, or a Third Party not under an obligation of confidentiality; or

          (b) at the time of receipt is already in the possession of the other party or becomes lawfully available to the other party on a non-confidential basis from a Third Party entitled to make that disclosure;

          (c) is independently developed by the receiving party without the use of the other party's Confidential Information;

          (d) is subsequently disclosed to the receiving party or its Affiliate, without obligation to keep it confidential, by a Third Party lawfully in possession thereof and having the right to so disclose; or

          (e) is disclosed pursuant to a court order, law, or regulation, provided that the receiving party provides the other party prior written notice of the required disclosure and takes reasonable steps to limit such disclosure to the minimum required by such court order, law, or regulation and to obtain, or cooperate with the other party in obtaining, a protective order or other similar order requiring that such Confidential Information be used only for the purposes required by such court order, law, or regulation;

          "COST OF GOODS" shall mean [**] of ROSEMONT's direct cost of manufacturing (including material, labor, personnel, equipment, depreciation, workshop, quality control, waste disposal and production management) directly related to the Licensed Product for both commercial sale and for samples, as well as a reasonable allocation of indirect costs allocable to the manufacturing process (including indirect labor and materials, facilities expense (including occupancy costs, utilities expense and depreciation of property, plant and equipment), manufacturing management and administration costs, in accordance with ROSEMONT's accounting methods consistently applied for its pharmaceutical products, which shall comprise the cost of goods produced as determined by ROSEMONT for each stage of the manufacturing process conducted by ROSEMONT in accordance with GAAP. Cost of Goods shall not include any cost attributable to general corporate or operational activities (including but not limited to, executive management, investor relations, business development, legal affairs and finance). Cost of Goods for any stage of the manufacturing process conducted by a Third Party shall be equal to ROSEMONT's out-of-pocket cost therefor;

          "DOSSIER" shall mean any and all technical information pertaining to the Licensed Products and includes, without limitation, data in support of registered indications, bio-equivalency data and information, clinical data, pharmaco-toxicological data, analytical methods, stability and pharmaceutical data concerning the Licensed Product in the possession of ROSEMONT from time to time and includes the open part of the drug master file ("DMF") and the DMF supporting information contained therein, and the chemical, pharmaceutical and biological documentation (including any expert report) and any certificate of free sale and certificate of pharmaceutical products;

          "EQUIVALENT PRODUCT" shall mean any liquid dosage form of tamoxifen other than the Licensed Product;

          "FDA" shall mean the United  States Food and Drug  Administration  and
          any  successor   agency   thereto,   and/or  any  equivalent   foreign
          governmental agency, depending on the context;

          "FIELD" shall mean all human oncology uses;

          "FINANCIAL YEAR" shall mean the year from 1st January to 31st December, inclusive;

          "FINISHED PRODUCT PRICE" shall mean the Cost of Goods of the Licensed Product plus [**] as such amounts are set forth on the Attached
          Schedule 2, such Finished Product Price [**];
          ----------

          "FORMULATION" shall mean the chemical and pharmacological formulation of the Licensed Product;

          "GAAP" shall mean generally accepted accounting principles in the United States;

          "GMP" shall mean the good manufacturing practice in the Territory, any requirements of the relevant regulatory authority in the Territory for the new drug application, and the requirements of any GMP license granted to ROSEMONT in the country of manufacture of the Licensed Product provided however, where no GMP codes prevail in the Territory or the GMP code prevailing in the Territory is less onerous than that specified for good manufacturing practice in the European Union, GMP will include the good manufacturing practice in the European Union. In the event of a conflict, the GMP code of the United States shall prevail;

          "INDEPENDENT ANALYST" shall mean an independent testing laboratory approved in the NDA to test the Licensed Product, which is selected on a timely basis by the mutual good faith agreement of the parties;

          "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights and interests, vested or subsequently arising out of any patent, copyright, design, trade mark, trade secrets, database right, goodwill or Confidential Information rights whether arising by common law or by statute and any right to apply for registration under a statute in respect of those or like rights as such rights are owned and held by SAVIENT as they relate to the Licensed Product;

          "LICENSED   PRODUCT"   shall  mean  oral  liquid   tamoxifen   in  all
          indications, dosage forms and formulations for use in the Field meeting the Product Specifications;

          "NDA" shall mean new drug application granted / approved from the FDA for the importation, storage, marketing, promotion, sale, delivery, transfer or other distribution of the Licensed Product in the Territory, including all additions, supplements, extensions and modifications thereto;

          "NET SALES" means the total gross sales of Licensed Product in the Territory invoiced by Cytogen, its Affiliates or sublicensees (other than Savient and its Affiliates hereunder) to Third Parties, net of, where applicable, any deductions specifically related to a Licensed Product and actually allowed, incurred, paid or taken for (1) quantity or trade discounts actually granted, but specifically excluding prompt payment and/or cash discounts; (2) amounts repaid or credited, cash, credit or free goods allowances given by reason of chargebacks, vendor chargebacks, patient vouchers or coupons, retroactive price reductions including, without limitation, any price reductions imposed by courts or governmental authorities, correction of billing errors, and rebates or payments; (3) amounts refunded or credited for Licensed Product that was rejected, spoiled, damaged, outdated, recalled, or returned, or any reasonable returned goods allowance offered in lieu of the right of a customer to return outdated Licensed Product; (4) wholesaler fees under vendor managed inventory agreements and pharmacy benefit management fees for services; (5) actual shipping costs to the extent billed directly by Cytogen to its customers and supported by shipper's invoice; and (6) actual sales tax billed by Cytogen to its customers as a separate line item on an invoice, as documented by actual invoices. If Cytogen, its Affiliates or sublicensees receive non-cash consideration for Licensed Product sold or otherwise transferred (in any event excluding any samples or

  Promotional
          Materials) to an independent Third Party that is not an Affiliate of Cytogen, the fair market value of such non-cash consideration on the date of the transfer as known to Cytogen, or as reasonably estimated by Cytogen if unknown, shall be included the Net Sales for such Licensed Product sold or otherwise transferred.

          If a Licensed Product is sold or offered for sale in combination with other products of Cytogen at a price that is reduced or discounted from the normal selling price of Cytogen for such Licensed Product by a percentage that is greater than that offered on such other products, and if that discount is only available with or is conditioned upon the purchase of such other products, the Net Sales determined as provided for in this Section shall be adjusted as if the discount or reduction had been applied to all products of such combination equally. For greater certainty, the amount of (i) any cash or early payment discounts, or (ii) quantity discounts, rebates or allowances, granted or taken with respect to the total sales to a customer for multiple products that include Licensed Product shall not be deducted in calculating Net Sales.


          "NSP" shall mean the net sales price for the Licensed Product in a specified calendar quarter, and shall be calculated by dividing the Net Sales of the Licensed Product during such quarter by the total number of units of Licensed Product sold during such quarter.

          "PRODUCT SPECIFICATIONS" shall mean the latest approved specifications of the Licensed Product by the FDA in the Territory, which may also include, where relevant, specifications for manufacturing, performance, quality control release, packaging material, labeling and Licensed Product information all as set forth in the attached Schedule
                                                                        --------
          1;
          -

          "REGISTRATION FILE" shall mean the file derived from the Dossier together with the results of any bioequivalence study and the stability study and any supplementary data required by the FDA in the Territory;

          "REGULATORY   APPROVAL"   means  the  granting  of  all   governmental
          regulatory approvals required, if any, for the sale of a Licensed Product in a given country or jurisdiction within the Territory.

          "TECHNICAL AGREEMENT" shall mean the separate agreement between the parties to this Agreement signed within ten business (10) days of the Effective Date of this Agreementand being an agreement (a) required under European Good Manufacturing Practice Legislation 91/356/EEC
          Article 12 to cover manufacture by ROSEMONT and supply to CYTOGEN for distribution in the Territory and (b) suitable for submission to the regulatory authority in the Territory; the Technical Agreement is also known as a Quality Agreement in the United States;

          "TERM" shall mean the Initial Term and any Renewal Term during which this Agreement is in force and effect;

          "TERRITORY" shall mean the United States and its territories and possessions; and

          "THIRD PARTY" shall mean any person or entity other than SAVIENT, CYTOGEN, and their respective Affiliates.

1.2       In this Agreement, unless the context otherwise requires:

          (a) headings and underlinings are for convenience only and do not effect the interpretation of this Agreement;

          (b)  words imparting the singular include the plural and vice versa;

          (c)  words imparting a gender include any gender;

          (d)  a  reference  to  a  part, clause,  party, annexure,  exhibit  or schedule is a reference to a part, clause, party, annexure, exhibit or schedule to, this Agreement; and

          (e) a reference to a person includes any individual or individuals, corporation, partnership or other body, entity or other legal person.

2.        GRANT OF RIGHTS

2.1 CYTOGEN and SAVIENT have contemporaneously herewith entered into the Exclusive Distribution Agreement in which SAVIENT has granted to CYTOGEN all the Intellectual Property Rights necessary in order to allow CYTOGEN to import, sell, offer to sell, market, distribute, promote and detail the Licensed Product. The parties hereto agree that to the extent any terms or provisions of this Agreement conflict with the terms and provisions or the Exclusive Distribution Agreement, the terms and provisions of the Exclusive Distribution Agreement shall control, except to the extent that this Agreement expressly and specifically states an intent to supersede a certain provision of the Exclusive Distribution Agreement on a specific matter.

2.2 ROSEMONT hereby agrees to sell to CYTOGEN on an exclusive basis within the Territory the Licensed Product in finished, packaged form solely for the purposes of importing into, storing, selling, offering to sell, marketing, distributing and detailing such Licensed Product in the Territory. For purposes of clarity, the exclusivity referred to in the section pertains to sales of the Licensed Product within the Territory only and nothing herein shall be construed to prevent ROSEMONT, subject to Clause 5.2, from selling the Licensed Product in any country outside the Territory.

2.3 CYTOGEN shall purchase the Licensed Product on an exclusive basis from ROSEMONT and ROSEMONT shall supply to CYTOGEN all its requirements for Licensed Product in the Territory and, except as otherwise provided for herein, CYTOGEN shall not purchase the Licensed Product or an Equivalent Product for use in the Field in the Territory from any other source except as otherwise set forth herein.

3.        TERM OF THE AGREEMENT

3.1 This Agreement will come into force and effect as of the Effective Date and will continue in force until the later to occur of (i) the expiry of the last-to-expire patent covering the Licensed Product in the Territory; or (ii) ten (10) years from the date of Commercial Launch of the Licensed Product in the Territory (the "INITIAL TERM") unless previously terminated in accordance with the provisions contained herein; or (iii) the termination or expiration of the Exclusive Distribution Agreement. Thereafter, this Agreement will be automatically renewed for one further period of one (1) year (the "RENEWAL TERM") unless either party confirms in writing its intention not to renew this Agreement and such notice of this intention not to renew this Agreement is given to the other party at least twelve (12) months prior to the expiry of the then-current Term.

4.        FINISHED PRODUCT PRICE

4.1 The Finished Product Price of the Licensed Product (including trade packages and samples) charged by ROSEMONT to CYTOGEN will be that specified in Schedule 2. Such Finished Product Price will remain fixed
                       ----------
          for [**] from the Effective Date of the Agreement; provided, however, that in the event that during any [**] period the Cost of Goods fluctuates by an amount equal to or greater than [**] of the Cost of Goods component of the previously agreed upon Finished Product Price, then notwithstanding the prior temporal restriction, the Parties shall promptly review and agree upon a new Finished Product Price which reflects the actual increase or decrease in the Cost of Goods of the Licensed Product; provided, that ROSEMONT shall [**]. ROSEMONT and CYTOGEN agree to review and mutually approve the Finished Product Price specified in Schedule 2 not less than [**] days prior to the
                                -----------
          next [**] anniversary of the Effective Date of this Agreement. Such Finished Product Prices will be negotiated on the basis of actual decreases or increases in the Cost of Goods of the Licensed Product.

4.2 CYTOGEN will pay ROSEMONT for the Licensed Product within [**] of acceptance of the Licensed Products as such acceptance is governed pursuant to Clause 6.2.

4.3 ROSEMONT will have the right to charge interest at [**] per month on any payments still outstanding after [**] days up to the maximum amount permitted by law.

4.4 During the Term, CYTOGEN shall pay to ROSEMONT royalties based on CYTOGEN's Net Sales of the Licensed Product. All royalty payments shall be due within [**] days after the close of each calendar quarter. CYTOGEN agrees to provide written reports to ROSEMONT within [**] days after the end of each calendar month covering all sales of Licensed Product in the Territory by CYTOGEN for which invoices were sent during such calendar month. Each report shall state for the period in question: (a) for Licensed Product disposed of by sale, the gross sales of Licensed Product, and the detailed calculation of Net Sales; (b) for Licensed Product disposed of other than by sale, the quantity, description, and nature of the disposition; and (c) the calculation of the amount due to ROSEMONT for such month pursuant to this Clause. Each quarterly royalty payment shall be equal to the applicable royalty rate (as set forth in the table below) multiplied by the Net Sales of Licensed Product for that quarter.


          Annual Net Sales                                Royalty Rate
          ----------------                                ------------
                                                          to ROSEMONT
                                                          -----------

          Less than or equal to [**]                          [**]%

          Over [**]                                           [**]%


4.5       Minimum  Royalties.  Beginning  in 2007,  CYTOGEN  shall pay  ROSEMONT
          ------------------
          quarterly minimum royalties equal to [**] multiplied by the Projected Penetration Percentage multiplied by the total number of tamoxifen prescriptions written during such calendar quarter ("QUARTERLY TRX") multiplied by the NSP of the Licensed Product during such calendar quarter ("MINIMUM ROYALTY PAYMENT"). The applicable Projected Penetration Rate shall be determined by reference to the following table:

          Projected Penetration Percentage                     Year
          --------------------------------                     ----

          [**]                                                 [**]

          [**]                                                 [**]

          [**]                                            [**] and later


           (a) During any quarter in which the royalty payment due ROSEMONT pursuant to Clause 4.4 herein is less than the Minimum Royalty Payment calculated pursuant to this Clause 4.5, then CYTOGEN shall pay to ROSEMONT the Minimum Royalty Payment rather than the royalty payments due under Clause 4.4 herein.

           (b) For example, if the Quarterly TRx for the first quarter of [**] scripts, and the NSP for that quarter is [**] per unit, then the Minimum Royalty Payment for that quarter would be [**].

4.6       Sales Milestone Payments.  CYTOGEN shall pay to ROSEMONT the following
          ------------------------
          non-refundable, non-creditable sales milestone payments upon reaching the cumulative sales milestones in the amounts set forth below based on the corresponding cumulative Net Sales of Licensed Products. Each milestone payment is due and payable no later than [**] days after the end of the calendar quarter in which each milestone was achieved.


          Cumulative Net Sales                                 Payment
          --------------------                                 -------

          [**]                                                  $[**]

          [**]                                                  $[**]

          [**]                                                  $[**]


4.7 These quarterly payments and, where applicable, sales milestone payments, shall be paid by CYTOGEN to ROSEMONT even if some or all of the Licensed Product is supplied by a Third Party manufacturer during such quarter and even if ROSEMONT performs no manufacturing services for CYTOGEN during such quarter. Furthermore, these quarterly payments and, where applicable, sales milestone payments, shall continue to be paid by CYTOGEN to ROSEMONT even if this Agreement is terminated including by reason of ROSEMONT's breach. Subject to other provisions of this Agreement, such quarterly payments and, where applicable, sales milestone payments, shall continue until such time as CYTOGEN is no longer marketing or selling the Licensed Product.

4.8 The provisions of this Clause 4 shall survive the termination of this Agreement.

5.        SUPPLY

5.1 ROSEMONT will use commercially reasonable efforts to maintain adequate stocks of the Licensed Product to fulfill its obligations under this Agreement, and will supply to CYTOGEN or its nominated Affiliates or delegates all of CYTOGEN'S requirements for the Licensed Product, in finished, packaged form, for the Territory.

5.2 ROSEMONT will not supply the Licensed Product to any other party which it knows, or has reasonable grounds for suspecting, will supply the Licensed Product within the Territory and shall use commercially reasonable efforts to ensure that none of its Affiliates or commercial partners will supply such competing entities with the Licensed Product for marketing or distribution within the Territory. CYTOGEN shall not supply, and shall ensure that no sublicensee shall supply, the Licensed Product to any Third Party which it knows, or has reasonable grounds for suspecting, will supply the Licensed Product outside the Territory and shall use commercially reasonable efforts to ensure that none of its Affiliates or commercial partners will supply any third parties with the Licensed Product for marketing or distribution outside of the Territory. Additionally, CYTOGEN agrees that it shall not purchase any Equivalent Product from any Third Party during the Term of this Agreement except as otherwise provided herein.

5.3 CYTOGEN shall provide to ROSEMONT within [**] after the Effective Date a Firm Order (as such term is defined below) for launch quantities of the Licensed Product for commercial distribution and sale within the Territory. CYTOGEN shall submit a Firm Order for samples separately.

5.4 Commencing at least [**] prior to the delivery date of the first Firm Order , CYTOGEN shall submit to ROSEMONT on a [**] basis on or before the first business day of each [**], a [**] non-binding rolling forecast that sets forth the total quantity of Licensed Product CYTOGEN either has ordered, desires to order, or expects to order from ROSEMONT within the next [**] period ("Product Forecast"). In the Product Forecast, CYTOGEN shall include a breakdown of the total quantity of Licensed Product by [**] and [**] for the [**] period.

5.5 The breakdown by [**] and [**] of the [**] Product Forecast shall consist of: (i) firm irrevocable orders for the [**] of the Product Forecast ("Firm Order"), which shall each be the subject of a Purchase Order delivered in accordance with Clause 5.6 and (ii) a rolling [**] forecast for the remaining [**] (i.e. [**]) of the Product Forecast [**].

5.6 CYTOGEN will accompany its [**] update of the Product Forecast with a written purchase order ("Purchase Order") for each new Firm Order that was only a Firm Forecast in the previous [**] Product Forecast. Each Purchase Order shall specify the Licensed Product ordered and the time, manner and address of delivery, all of which shall be subject to this Agreement.

5.7 CYTOGEN shall be entitled at any time up until and including the time that any such Firm Forecast becomes a Firm Order to increase or decrease a Firm Forecast for Licensed Product by up to an aggregate of [**]. Once a Firm Forecast becomes a Firm Order, CYTOGEN may not reduce it, but upon request that ROSEMONT increase the quantity of Licensed Product subject to a Firm Order, ROSEMONT shall use commercially reasonable efforts to fill the increased order subject to the batch quanitities limitation in Schedule 3.
                                              ----------

5.8 ROSEMONT may, in accordance with Clause 5.9, reject only that portion of any Firm Order which ROSEMONT will be unable to fill due to (i) the occurrence of a force majeure event or (ii) which, when added to other Firm Orders placed during a given [**] period, exceed then current Product Forecast covering such period by more than [**] pursuant to Clause 5.47.

5.9 For each Firm Order provided by CYTOGEN or its Affiliates, ROSEMONT will be deemed to have confirmed such Firm Order if advice to the contrary, in writing, is not provided to CYTOGEN within [**] from the date of receipt of such Firm Order by ROSEMONT.

5.10 ROSEMONT will use its best endeavours to supply the ordered quantities of the Licensed Product by the confirmed delivery dates, which dates shall not be earlier than [**] from the date that ROSEMONT receives a Firm Order from CYTOGEN. All order quantities shall reflect nominal batch sizes as specified in Schedule 3. Orders will be accepted by CYTOGEN at [**] ordered quantities, provided that such Licensed Product meets the Product Specifications and the requirements of Clauses 7.1 and 7.2.

5.11 In the event that ROSEMONT is aware or anticipates that it will be unable to meet any Firm Order, either in whole or in part, for whatever reason, ROSEMONT shall promptly inform CYTOGEN in writing of such inability. In particular, ROSEMONT shall promptly inform CYTOGEN of any notice, written or oral, received from any materials supplier regarding a possible shortage or inability to supply. In the event of a shortage of the materials necessary to manufacture the Licensed Product, CYTOGEN shall be allocated quantities of such materials in an amount which is equivalent to the proportion of Licensed Product ordered within the immediately preceding [**] period as such amount is expressed as a percentage of the total amount of oral liquid tamoxifen ordered from ROSEMONT from all sources in the preceding [**] period; provided further that in the event that there is a failure to substantially satisfy CYTOGEN's orders for Licensed Product, then ROSEMONT and CYTOGEN will immediately work together, in good faith, to identify an appropriate alternative source of supply for Licensed Product.

5.12 In the event that ROSEMONT (i) anticipates an inability to supply ordered quantities of the Licensed Product for a period of [**] (with prompt notice being provided to CYTOGEN by ROSEMONT) or (ii) shall fail to supply ordered quantities of the Licensed Product (in compliance of this Agreement, including the Product Specifications or the requirements of Clauses 7.1 and 7.2) to CYTOGEN for [**] (hereinafter, "Supply Failure"), then CYTOGEN shall have the right, but not the obligation, to utilize the services of a Third Party contract manufacturer (hereinafter "CMO"), the identity of which shall be agreed upon in advance by ROSEMONT (which agreement shall not be unreasonably withheld, delayed or conditioned), to manufacture the Licensed Product for CYTOGEN'S benefit. ROSEMONT shall reasonably cooperate in order to effectuate a technology transfer to such CMO to enable such party to manufacture the Licensed Product for CYTOGEN; provided, however, that CYTOGEN shall be responsible for, and shall pay to ROSEMONT, all costs associated with the technology transfer contemplated herein. The foregoing notwithstanding, CYTOGEN shall not purchase any quantities of the Licensed Product from the CMO except for during a Supply Failure or thereafter. The CMO shall not have any rights by virtue of this Agreement to manufacture for, sell or otherwise dispose of the Licensed Product to any Third Parties. In the event that ROSEMONT or any of its Affiliates establish an alternate facility to manufacture the Licensed Product for itself or Third Parties for sale outside the Territory, then

          ROSEMONT shall offer to CYTOGEN to have the Licensed Product manufactured for CYTOGEN at such facility in addition to ROSEMONT'S Leeds facility referenced below; CYTOGEN shall have the right to audit any alternate facility established pursuant to this Clause.

5.13      The supply of the Licensed Product will be shipped [**].

5.14 ROSEMONT shall label and package the Licensed Product for shipment to CYTOGEN in accordance with Product Specifications applicable to the Licensed Product.

6.        ACCEPTANCE OF THE PRODUCT

6.1 ROSEMONT will supply via electronic mail a Certificate of Analysis related to each delivery of the Licensed Product demonstrating that the Licensed Product conforms with the Product Specifications, the Technical Agreement, the applicable laws and Clauses 7.1 and 7.2; such Certificate of Analysis shall be provided prior to the delivery of the Licensed Producy by ROSEMONT to CYTOGEN. CYTOGEN shall be under no obligation to accept any shipment of Licensed Product for which ROSEMONT has not provided a Certificate of Analysis. ROSEMONT has provided to CYTOGEN a correct copy of the quality control release and packaging specifications existing as of the Effective Date for the Licensed Products to enable CYTOGEN to compare the Certificates of Analysis to the relevant specifications. ROSEMONT shall provide updated quality control release and packaging specifications to CYTOGEN promptly following any change to such specifications.

6.2 Subject to Clause 6.6, CYTOGEN shall have the right, but not the obligation, to ascertain whether the Licensed Product conforms to Product Specifications and the requirements of Clauses 7.1 and 7.2; if CYTOGEN so elects it shall only use a qualified and validated cGMP laboratory which has been duly qualified to test the Licensed Product using validated tests and methods for the testing of the Licensed Product and such laboratory having been approved in advance by ROSEMONT (hereinafter the "Testing Laboratory"), such approval not to be unreasonably withheld. If the Testing Laboratory determines that the Licensed Product does not conform to the Product Specifications, CYTOGEN may reject the Licensed Product by giving ROSEMONT written notice of its rejection within [**] of delivery of the Licensed Product. In the absence of any such written notice of rejection where such notice sets forth the reasons for such rejection with specificity, CYTOGEN will, for the purposes of Clause 4.2 only, be deemed to have accepted the Licensed Product upon the expiration of the [**] period. CYTOGEN shall promptly notify ROSEMONT of any damages, shortage and other defects discovered by CYTOGEN following CYTOGEN's discovery thereof. In addition, in the case of Licensed Product with defects not readily discoverable prior to the shipment of any Licensed Product to CYTOGEN, or thereafter within the [**] period specified above, each party shall notify the other party of any such defects discovered by such party promptly following such party's discovery thereof, and such Licensed Product shall be treated the same as the non-conforming Licensed Products set forth herein. Anything to the contrary notwithstanding, any damage to the Licensed Product occurring after delivery has been made to CYTOGEN in accordance with the terms hereof shall be CYTOGEN'S responsibility and shall not be deemed defective Licensed Product.

6.3 Subject to Clause 6.6, If CYTOGEN gives written notice to ROSEMONT under Clause 6.2 or 6.3, CYTOGEN may, in addition to any other rights or remedies it may have hereunder, elect for ROSEMONT to (a) provide CYTOGEN with replacement products as soon as is reasonably possible after such notice, and to the extent that CYTOGEN has previously remitted payment for such rejected Licensed Product the replacement Licensed Product will be free of charge, or (b) refund the Finished Product Price for the quantity of such defective Licensed Product.

6.4 Subject to Clause 6.6, ROSEMONT may: (i) at its cost (a) reclaim the rejected Licensed Product within [**] of ROSEMONT'S receipt of notice of the rejection of the Licensed Product; (b) provide notice to CYTOGEN within [**] of ROSEMONT'S receipt of notice of the rejection of the Licensed Product that CYTOGEN may destroy the rejected Licensed Product, such destruction and disposal to comply with all applicable laws, rules and regulations, or; (ii) provide written notice to CYTOGEN of ROSEMONT'S election to challenge the rejection of the Licensed Product and submit such rejected Licensed Product to an Independent Analyst. In the case of either (i)(a) or (i)(b) above, ROSEMONT shall be responsible for the cost of storage of such rejected Licensed Product. For purposes of clarification, if the rejected Licensed Product is the subject of testing by the Independent Analyst, CYTOGEN shall not destroy such products and the costs for any storage shall be allocated according to the provisions of Clause 6.7.

6.5 If ROSEMONT reclaims the rejected Licensed Product pursuant to Clause 6.4, ROSEMONT agrees not to re-supply CYTOGEN with any of that rejected Licensed Product.

6.6 In the event that CYTOGEN gives written notice of the rejection of the shipment of the Licensed Product or any part thereof to ROSEMONT under Clause 6.2 or 6.3 and the parties are unable, within [**] of that notice, to agree upon whether the Licensed Product complies with the Product Specifications and the requirements of Clauses 7.1 and 7.2, the parties agree to submit a sample of the Licensed Product to an Independent Analyst within a further [**] period and such Independent Analyst shall perform its own testing of the samples, utilizing NDA specified test methods , in order to determine whether the Licensed Product complies with the Product Specifications and the requirements of Clauses 7.1 and 7.2, and provide both parties with a written report of its findings and opinion. Both parties shall be entitled to have representatives present at such testing and the assessment of the Independent Analyst shall be binding upon the parties solely for the purpose of determining whether such Licensed Product may be rightfully rejected as non-conforming, damaged (when Licensed Product is delivered to CYTOGEN in accordance with the terms herein) or otherwise defective.

6.7 The cost of the report of the Independent Analyst will be paid [**]. If the Independent Analyst determines that the Licensed Product complies the Product Specifications and the requirements of Clauses
          7.1 and 7.2 and CYTOGEN elects for ROSEMONT to provide CYTOGEN with replacement products under Clause 6.3, [**].

6.8 Replacement of rejected Licensed Product is in addition to any other obligations, indemnities or warranties given by ROSEMONT to CYTOGEN under this Agreement.

7.        MANUFACTURE, TRANSPORT, STORAGE AND DISTRIBUTION OF THE PRODUCTS

7.1 ROSEMONT shall supply the Licensed Product to CYTOGEN in the form set out in the applicable Regulatory Approval for each Licensed Product. ROSEMONT shall deliver all

          Licensed Product hereunder with labelling that conforms with the FDA approved labelling therefor. CYTOGEN shall supply to ROSEMONT, at CYTOGEN'S sole cost and expense, the artwork which shall be printed on: the label which shall be affixed to each bottle of Licensed Product, the carton of each individual bottle of Licensed Product, and the outer carton which shall contain the [**] of Licensed Product, each such bottle being contained in its own carton (or such other format as agreed upon by the parties). Each of ROSEMONT and SAVIENT shall review and reasonably approve within [**] after receipt, any such artwork provided by CYTOGEN in accordance with this Clause; however, ROSEMONT or SAVIENT may reject any proposed artwork whose appearance or content would violate any law, rule or regulation of the country of manufacture or of the Territory.

7.2 All quantities of the Licensed Product supplied by ROSEMONT to CYTOGEN pursuant to this Agreement will:

          (a) conform in all respects to the Products Specifications in effect at the time the relevant order for the Licensed Product is accepted by ROSEMONT;

          (b) be manufactured in conformity with Products Specifications, GMP, the Technical Agreement, all applicable laws (including the Act), as they are in effect at the time the relevant order for the Licensed Product is accepted by ROSEMONT; and

          (c) have a shelf life of at least [**] from the date of dispatch from ROSEMONT's facility, provided, however, that in the event that extended expiry dating is approved for the Licensed Product that such Licensed Product with extended expiry dating shall be provided to CYTOGEN;

          (d) not be adulterated or misbranded within the meaning of the Act, and is not an article which may not, under the Act, be introduced into interstate commerce;

          (e)  be  free  and  clear  of  any   security   interest,   liens  and
               encumbrances at the time that title to such Licensed Product passes to CYTOGEN; and

          (f) be stored and handled in accordance with all applicable legal and regulatory provisions concerning the storage and handling of the Licensed Product.

7.3 Any quantities of the Licensed Product not conforming with the requirements of Clause 7.1 or 7.2 will, for the purposes of this Agreement, be deemed to be rejected.

7.4 ROSEMONT and CYTOGEN agree to enter into and execute the Technical Agreement within [**] of the Effective Date hereof. ROSEMONT shall not undertake the manufacture of any Licensed Product on behalf of CYTOGEN until such a time as the Technical Agreement has been executed by both parties.

7.5 ROSEMONT shall perform, or cause to be performed at ROSEMONT's cost and expense, on each batch of Licensed Product all tests required by the Licensed Product Specifications before shipment of any Licensed Product from that batch to CYTOGEN. ROSEMONT shall properly store and retain appropriate samples (identified by batch number) of Licensed Product that it supplies to CYTOGEN in conditions and for times consistent with all applicable regulatory standards and to permit appropriate or required internal and regulatory checks and references (collectively, the "Shipment Samples").

          ROSEMONT shall provide CYTOGEN with reasonable access to and portions of the Shipment Samples for testing and other purposes upon CYTOGEN's request, such testing to be performed by the Testing Laboratory. Copies of any results provided by the Testing Laboratory shall be provided to ROSEMONT within [**] of receipt by CYTOGEN.

7.6 ROSEMONT will supply CYTOGEN with adequate written directions concerning suitable conditions for storage and transportation of the Licensed Product and CYTOGEN warrants it will store and transport the Licensed Product in accordance with those directions. Any language to the contrary notwithstanding, in the event that CYTOGEN fails to follow the shipping, storage and transportation instructions in all material respects, as such written instructions are provided by ROSEMONT in advance, CYTOGEN shall indemnify ROSEMONT for any and all losses or damages arising from Third Party claims (except to the extent caused by any gross negligence or willful misconduct of ROSEMONT or its Affiliates), except for any special, punitive, incidental, indirect or consequential damages (including, but not limited to the loss of opportunity, loss of use, or loss of revenue or profit, in connection with or arising out of this agreement).

7.7 Subject to Clause 6.2, in the event that either of the Parties becomes aware of any defect in the Licensed Product or believes that the Licensed Product is unsuitable for the indication designated in the NDA, it will immediately notify the other party and provide them with a full disclosure of that defect or perceived unsuitability.

7.8 ROSEMONT assumes all risk of loss and indemnifies and holds harmless CYTOGEN and any of its Affiliates (including their respective directors, officers, employees, agents, successors, assigns and delegates) from and against any and all proven and reasonable loss, liability, damage, fee, cost, expense, suit, claim, demand, judgement and prosecution (hereinafter "Damages") directly or indirectly arising from or resulting from (a) any defect in the Licensed Product, including any materials or samples thereof, (other than a defect arising as a result of the shipping, storage, transportation and distribution of the Licensed Product by CYTOGEN or its Affiliates or delegates which is not in accordance with the directions given to CYTOGEN under Clause 7.6 or otherwise as a result of the gross negligence or wilful misconduct on the part of CYTOGEN, its Affiliates or delegates), (b) the gross negligence or willful misconduct or wrongdoing of ROSEMONT or SAVIENT or any person for whose actions or omissions ROSEMONT or SAVIENT is legally liable, or (c) a breach by ROSEMONT of its representations, warranties and/or covenants hereunder; or (d) a use of the Licensed Product which is permitted by the NDA.

7.9 ROSEMONT will procure at its own expense from a mutually acceptable insurer, and maintain in full force and effect throughout the continuance of this Agreement and for 5 years thereafter, products liability insurance with a single limit liability of not less than [**] per claim and in the aggregate, for bodily injury, death or property damage, insuring CYTOGEN, and its Affiliates or delegates from and against any and all Damages set forth in Clause 7.8; provided that this provision does not limit ROSEMONT's liability under Clause
          7.8. ROSEMONT will, prior to supplying the Licensed Product to CYTOGEN for the first time, provide to CYTOGEN a copy of such policy or a certificate of insurance evidencing the required coverage and will further provide CYTOGEN with evidence from time to time that the policy remains in force.

7.10 CYTOGEN assumes all risk of loss and indemnifies and holds harmless ROSEMONT and SAVIENT from and against any and all Damages directly or indirectly arising from or resulting from the storage, transportation or distribution of the Licensed Product by CYTOGEN or its Affiliates or delegates which is not in accordance with the directions given to CYTOGEN under Clause 7.6 or otherwise as a result of the gross negligence or wilful misconduct on the part of CYTOGEN, its Affiliates or delegates.

7.11 CYTOGEN will procure at its own expense from a mutually acceptable insurer, and maintain in full force and effect throughout the continuance of this Agreement and for 5 years thereafter, products liability insurance with a single limit liability of not less than [**] per claim and in the aggregate for bodily injury, death or property damage, insuring ROSEMONT and its Affiliates and delegates from and against any and all Damages directly or indirectly arising from or resulting from the storage and distribution of the Licensed Product by CYTOGEN or its Affiliates or delegates which is not in accordance with the written directions given to CYTOGEN under Clause 7.6; provided that this provision does not limit CYTOGEN'S liability under Clause 7.6. CYTOGEN will provide to ROSEMONT a copy of such policy or a certificate of insurance evidencing the required coverage and will further provide ROSEMONT with evidence from time to time that the policy remains in force.

7.12 The parties will consult from time to time on the Product Specifications during the continuance of this Agreement. In the event that the parties agree to make changes to the Product Specifications, and such changes are at the request of CYTOGEN, then CYTOGEN shall be responsible for and shall pay to ROSEMONT and SAVIENT any and all amounts incurred by ROSEMONT and SAVIENT respectively in implementing a change to the Product Specifications; provided, that ROSEMONT and SAVIENT provide such documentation of their costs and expenses as may be reasonably requested by CYTOGEN; and provided further, that ROSEMONT and SAVIENT will use commercially reasonable efforts to minimize their costs associated with any Product Specification change. ROSEMONT and SAVIENT shall notify CYTOGEN before making any material changes in the Product Specifications. ROSEMONT and SAVIENT shall promptly notify CYTOGEN of any request ROSEMONT or SAVIENT (or an Affiliate) receives from the FDA to change the Product Specifications. CYTOGEN retains the right and responsibility for final written approval of those Product Specifications which are requested by CYTOGEN and agreed to by ROSEMONT and SAVIENT and that do not require FDA approval prior to implementation by ROSEMONT and SAVIENT. If ROSEMONT or SAVIENT (or an Affiliate) is required by the FDA to make any change to the Product Specifications or manufacturing procedures for a Licensed Product, SAVIENT as the NDA holder shall (or shall cause its Affiliate to), at the expense of SAVIENT, file any amendment or supplement to the NDA required to effect such change. ROSEMONT agrees to reimburse CYTOGEN for the Finished Product Price actually paid for any Licensed Product inventory held by CYTOGEN that CYTOGEN is unable to sell in the ordinary course as a direct result of any change in Product Specifications that is not required by the FDA.

7.13 Notwithstanding Clause 7.7, where any defect or unsuitability in the Licensed Product arises either partially or wholly as a result of a defect or unsuitability in raw material supplied to ROSEMONT by a Third Party, ROSEMONT will use best efforts to have the Third Party conform to any demands of the relevant regulatory authority concerning the defect; provided that ROSEMONT remains fully liable for the proportion of Licensed Product defects directly attributable to any such Third Party supplier.

8.        ADVERSE DRUG EVENTS

8.1 The obligations of the parties for when an AE occurs are set out in the Technical Agreement.

9.        RECALLS

9.1. If CYTOGEN determines that any quantity of the Licensed Product should be recalled for any reason, CYTOGEN will give to ROSEMONT and SAVIENT written notice of its intention to recall that quantity and specify its reasons for its belief that there is a need to carry out the recall; provided, however, that CYTOGEN shall not initiate any recall pursuant to this Clause 9.1 without the express written consent of SAVIENT; provided, further, that if SAVIENT does not provide consent, and if CYTOGEN has reasonably determined in good faith, based on results obtained from a mutually reasonably acceptable independent laboratory testing, or advice of mutually reasonably acceptable regulatory consultant or counsel, that such recall is necessary for reasons regarding the safety or efficacy of Licensed Product or potential material liability to Third Parties arising in connection with the Licensed Product, then CYTOGEN shall be excused from its distribution obligations set forth in the Exclusive Distribution Agreement.

9.2. If within [**] of the receipt of the notice the parties are unable to agree upon the need to carry out the recall, the parties agree to submit a sample of the batch of the Licensed Product in dispute to an Independent Analyst for a report; such report shall be binding upon the Parties. In the event that CYTOGEN reasonably believes that any batch of Licensed Product is out of Product Specifications or that there is otherwise any issues relating to the quality of the Licensed Product, CYTOGEN shall so notify SAVIENT and ROSEMONT in writing in accordance with Clause 6; anything to the contrary notwithstanding, SAVIENT shall have sole authority pursuant to this Agreement to inform the FDA of any Field Alerts or any Licensed Product recalls; provided, that if CYTOGEN requests a recall but SAVIENT refuses to do so, SAVIENT shall indemnify CYTOGEN for any product liability claims arising from or related to such failure to recall.

9.3. The cost of the report of the Independent Analyst will be paid by the party against which the report is unfavorable.

9.4. Anything to the contrary notwithstanding, in the event that the relevant regulatory authority with the requisite legal authority within the Territory orders a recall of the Licensed Product, CYTOGEN shall recall that quantity of Licensed Product at any time after the effective issuance of such order by the relevant regulatory authority in the Territory according to the legal provisions applicable in the Territory and shall administer such recall in the Territory after having given ROSEMONT prompt written notice of its intention to do so.

9.5. In the event that the reason for, and to the extent that, any recall of the Licensed Product is that the Licensed Product does not conform with the Product Specifications due to shipping, storage, transport or method of distribution of the Licensed Product by CYTOGEN or its Affiliates or delegates which is not in accordance with the written directions given to CYTOGEN under Clause 7.6, then CYTOGEN will be liable for the costs of the recall and any replacement quantities of the Licensed Product (except to the extent caused by any negligence or wilfull misconduct of ROSEMONT or its Affiliates).

9.6. In the event that the reason for any recall of the Licensed Product is other than that prescribed in Clause 9.5, ROSEMONT will reimburse CYTOGEN for all reasonable costs and expenses of such recall, including the shipping costs actually incurred by CYTOGEN in transporting those quantities of the Licensed Product which are recalled, and will provide replacement quantities of such recalled Licensed Product, free of charge, to CYTOGEN, except if, and to the extent that, such recall is caused by any negligence or willful misconduct of CYTOGEN or its Affiliates and provided that payment has been received by ROSEMONT for such recalled Licensed Product.

9.7. Except to the extent that the applicable legal and/or regulatory requirements in the Territory require otherwise, CYTOGEN shall not recall any Licensed Product where an Independent Analyst has reported that the subject Licensed Product conforms to the Clauses 7.2(a) and 7.2(b).

10.       INSPECTION OF THE PLANT AND OF THE WAREHOUSE

10.1 Not more often than [**], CYTOGEN, or its authorized representative, will have the right, at CYTOGEN'S sole cost and expense and upon giving reasonable notice to ROSEMONT, to visit ROSEMONT'S manufacturing plant or such part of it as is used for production of the Licensed Product, during normal business hours. During any such visit, CYTOGEN will have the right to:

          (a)  inspect the manufacturing facilities;

          (b)  inspect quality control laboratories; and

          (c) inspect records, reports and other documentation pertinent to the development, manufacture or transport of the Licensed Product (including any internal quality control audits or reviews conducted by ROSEMONT or SAVIENT).

          Notwithstanding anything to the contrary, CYTOGEN or its authorized representative, will have the right to conduct more than [**] where additional inspection is necessary (i) due to the receipt by ROSEMONT of any communication from a relevant regulatory authority threatening supply of the Licensed Product as a result of compliance deficiencies at the manufacturing facilities, or (ii) if ROSEMONT was found to be in material non-compliance of this Agreement in the last inspection where such non-compliance relates to the manufacture of the Licensed Product.

10.2 ROSEMONT will permit the inspection by any relevant regulatory authority of the Territory which is required as part of the NDA, including the inspection of:

          (a)  the manufacturing facilities;

          (b)  quality control laboratories; and

          (c) records and reports pertinent to the development, manufacture, transport or pharmacovigilance of the Licensed Products.

          In the event of such inspection by any relevant regulatory authority of the Territory, ROSEMONT will (i) provide prompt notice to CYTOGEN of the occurrence of the inspection (ii) use its commercially reasonable efforts to ensure that CYTOGEN shall have the right to be present during such inspection and (iii) promptly provide CYTOGEN a copy of any report issued by such regulatory authority as it pertains to the Licensed Product and any responses thereto supplied by ROSEMONT.

10.3 If in the manufacture of the Licensed Product ROSEMONT uses raw material supplied from a Third Party, ROSEMONT will use commercially reasonable efforts to procure the agreement of that Third Party to permit the inspection by any relevant regulatory authority of the Territory, which is required as part of the NDA, including the inspection of the Third Party's:

          (a)  manufacturing facilities;

          (b)  quality control procedures; and

          (c) records and reports pertinent to the development, manufacture or transport of the Licensed Products.

          In the event of such inspection by any relevant regulatory authority of the Territory, ROSEMONT will (i) use its commercially reasonable efforts to ensure that CYTOGEN shall have the right to be present during such inspection or (ii) promptly provide CYTOGEN a copy of any report issued by such regulatory authority as it pertains to the Licensed Product.

10.4 ROSEMONT covenants that it will (a) ensure that for the duration of the Agreement, its manufacturing facilities for the Licensed Product comply with the regulatory requirements for the NDA of the Territory and GMP of the Territory, (b) maintain all regulatory and governmental permits, licenses and approvals that may be necessary to manufacture and ship the Licensed Product, (c) advise CYTOGEN of any information actually received from a relevant regulatory authority which directly relates to its manufacturing activities of the Licensed Product, and
          (d) provide to CYTOGEN any information reasonably requested by CYTOGEN, in connection with manufacture of the Licensed Product, provided that such information is consistent with the rights granted to CYTOGEN herein. ROSEMONT shall promptly advise CYTOGEN of any requests by any relevant regulatory authority for inspections of any manufacturing/processing facilities as such inspection relates to the Licensed Product.

10.5 Not more often than [**] ROSEMONT or its authorized representative, will have the right, at its sole cost and expense, upon giving reasonable notice to CYTOGEN, to visit CYTOGEN'S appointed warehouse or such part of it as is used for storage of the Licensed Product during normal business hours. During any such visit, ROSEMONT will have the right to:

          (a)  inspect the storage facilities;

          (b)  inspect storage procedures; and

          (c) inspect records and reports pertinent to the storage of the Licensed Product.

          The foregoing notwithstanding, in the event that ROSEMONT shall have reasonable grounds to believe that any storage condition relating to the specifications contained in the NDA for the Licensed Product is not being complied with then ROSEMONT may request, and CYTOGEN shall grant, an additional inspection upon reasonable prior notice.

11.       INTELLECTUAL PROPERTY

11.1 The parties acknowledge and agree that SAVIENT is the owner of all Intellectual Property Rights in the Territory as they pertain to the Licensed Product and that SAVIENT has granted to ROSEMONT all rights which are necessary in order to allow ROSEMONT to manufacture, sell, distribute and otherwise dispose of the Licensed Product as contemplated in this Agreement.

11.2 The parties acknowledge and agree that CYTOGEN has entered into an Exclusive Distribution Agreement with SAVIENT which agreement provides CYTOGEN with an exclusive right to import, promote, market, detail, sell, offer to sell, distribute and otherwise dispose of the Licensed Product in the Territory.

12.       CONFIDENTIALITY

12.1 During the Term, and for a period of [**] thereafter, unless specifically authorized by the other party or by this Agreement, each party (the "RECEIVING PARTY") shall maintain in confidence Confidential Information of the other party (the "DISCLOSING PARTY") to the same extent and with the same degree of care as the Receiving Party maintains its own proprietary information of similar kind and value (but at a minimum each party shall use commercially reasonable efforts) and will not:

          (a) disclose any Confidential Information of the Disclosing Party to a Third Party without prior written consent of the Disclosing Party, except for disclosures made in confidence to any Third Party;

          (b) make use, or make (or allow anyone else to make) copies, of any Confidential Information of the Disclosing Party for any purpose other than for the purposes set forth in this Agreement; or

          (c) disclose to the Receiving Party nor induce the Receiving Party to use any secret or Confidential Information belonging to a Third Party.

12.2      The Receiving Party will:

          (a)  use its best endeavors to prevent unauthorized  disclosure of the
               Confidential   Information  of  the   Disclosing   Party  by  its
               employees; and

          (b) restrict the disclosure of the Confidential Information of the Disclosing Party to only those of its employees or employees of its Affiliates or delegates who require the Confidential Information for the purposes of fulfilling that party's obligations under this Agreement and where such employees are subject to a confidentiality agreement with terms no less restrictive than those set forth herein and to the relevant regulatory authority in the Territory.

12.3 Subject to Clause 12.4, all Confidential Information, whether in permanent or magnetic/computer disk form or any other form, will be returned to the party who disclosed the Confidential Information within thirty (30) days of being requested to do so.

12.4      Each party may:

          (a)  disclose the  Confidential  Information to its board of directors
               and   professional   advisors   (such  as  legal   advisers   and
               accountants) bound by a duty of confidentiality;

          (b) retain one copy of such of the Confidential Information to ensure compliance with the terms of this Agreement; and

          (c) disclose Confidential Information to potential collaborators, acquirers or merger candidates, provided such disclosure occurs pursuant to a confidentiality agreement with terms no less restrictive than those set forth herein.

12.5 Except as may be required by applicable laws, neither party will make any public announcement of any information regarding this Agreement without the prior written approval of the other party. Once any written statement is approved for disclosure by the parties or information is otherwise made public in accordance with the preceding sentence, either party may make a subsequent public disclosure of the contents of such statement without further approval of the other party.

12.6 The terms of this Agreement shall be Confidential Information of each party and, as such, shall be subject to the provisions of this Clause 12.

12.7 The obligations and prohibitions contained in this Clause 12 shall survive the expiration or termination of this Agreement as set forth in Clause 12.1, supra.

12.8      Upon  expiration or  termination of this  Agreement,  each party shall return or destroy all copies of the other party's Confidential Information, and certify to the other party that all copies of the other party's Confidential Information have been returned or destroyed, except for the purpose of Clause 12.4(b).

13.       REPRESENTATIONS AND WARRANTIES

13.1      ROSEMONT represents and warrants to CYTOGEN that:

          (a) ROSEMONT has provided and shall provide to CYTOGEN all pertinent information in its possession relative to physical, environmental and human health hazards involving the Licensed Product; and

          (b) The ownership and operation of the ROSEMONT's processing facility shall be in material compliance with cGMPs and all applicable laws, and any further formulating, manufacturing, packaging or other standards agreed in writing by the parties, and all waste generated in connection with the manufacture of the Licensed Product shall be disposed of in accordance with all applicable laws.

13.2 Each party hereto represents and warrants to the other party as of the Effective Date that:

          (a) It has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;

          (b) The execution and delivery of this Agreement by such party and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and applicable to such party and (b) do not conflict with, violate, breach or constitute a default under, and are not prohibited or materially restricted by, any contractual obligations of such party or any of its Affiliates existing as of the Effective Date;

          (c) Such party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such party does not require any shareholder action or approval or the approval or consent of any Third Party, and the person executing this Agreement on behalf of such party is duly authorized to do so by all requisite corporate action; and

          (d) Each party represents and warrants to the other that none of its employees, officers, directors, or agents has been: (i) debarred, or convicted of a crime for which a person can be debarred under the Act, or (ii) knowingly threatened with debarment or indictment for such a crime. If any debarment or conviction occurs while this Agreement is in force and effect, then the party involved with such debarment or conviction shall promptly provide written notification to the other party.

14.       TERMINATION

14.1 Each Party (the "Non-Breaching Party") shall be entitled to terminate this Agreement by written notice to the other Party (the "Breaching Party") in the event that the Breaching Party is in default of any of its material obligations hereunder and fails to remedy such default within [**] (or, in the case of payment defaults, within [**] after provision of written notice thereof by the Non-Breaching Party. The effective date of termination under this Clause 13 for an unremedied breach of a material obligation shall be the date [**] (or, in the case of an unremedied payment default, [**] after provision of written notice thereof by the Non-Breaching Party.

14.2 Either party may terminate this Agreement upon written notice to the other party (with such termination effective upon receipt of such written notice) if:

          (a) the other party applies for, or consents to, the appointment of a receiver, custodian, trustee or liquidator of all or a substantial part of its business or assets, or a receiver, custodian, trustee or liquidator of all or a substantial part of its business or assets is actually appointed by a court of competent jurisdiction;

          (b) the other party makes a general assignment for the benefit of its creditors;

          (c) CYTOGEN commences a voluntary case under the United States Bankruptcy Code, as now or hereinafter in effect (the "Bankruptcy Code"), or fails to controvert in a timely manner, or acquiesces to, any petition filed against it in an involuntary case under the Bankruptcy Code or if ROSEMONT shall take or submit to substantially equivalent action in accordance with the laws of the United Kingdom;

          (d)  the other party files a petition seeking to take advantage of any
               law   relating   to   bankruptcy,   insolvency,   reorganization,
               winding-up, or composition or readjustment of debts; or

          (e) a proceeding or case is commenced against the other party in a court of competent jurisdiction, seeking the other party's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, or similar relief under the Bankruptcy Code or with the substantially equivalent laws of the United Kingdom.

14.3 Notwithstanding anything to the contrary contained in this Agreement, in the event a force majeure event shall have occurred and be continuing for one hundred and eighty (180) consecutive days, the party not suffering such force majeure event shall be entitled to terminate this Agreement effective immediately upon written notice to the party suffering such force majeure event.

14.4 CYTOGEN may terminate this Agreement in its entirety, (a) upon [**] written notice, if the Licensed Product is withdrawn from the market or recalled in the Territory for safety reasons, and has been off the market for at least [**], and the parties agree that there is no reasonable prospect for the reintroduction of the Licensed Product.

14.5 Except as set forth in Clauses 14.6 and 14.7, in the event that the Exclusive Distribution Agreement is terminated by either party thereto, and such termination is in accordance with the terms and conditions therein contained, then this Agreement shall be terminated upon the same date which the Exclusive Distribution Agreement is terminated without the requirement of any further notice or action on behalf of the terminating Party.

14.6 Upon expiration or termination of this Agreement due to reasons other than a material breach by CYTOGEN, CYTOGEN may continue using the licenses granted hereunder and under the Exclusive Distribution Agreement to market and sell all Licensed Product which are fully manufactured and in CYTOGEN (including its Affiliates) and/or its sublicensees' inventory at the date of such expiry or termination for a period of time not to exceed [**] from such expiry or termination date.

14.7 Upon termination of this Agreement due to a material breach by CYTOGEN, at ROSEMONT's or SAVIENT's sole discretion, SAVIENT may offer to purchase all or part of CYTOGEN's remaining inventory of Licensed Product at for an amount equal to the Finished Product Price actually paid by CYTOGEN; provided, however, that if ROSEMONT or SAVIENT does not purchase CYTOGEN's inventory, then ROSEMONT and SAVIENT shall grant CYTOGEN a license to continue selling the Licensed Product for a period of time not to exceed [**] after termination, subject to ROSEMONT'S receipt of royalty payments for such sales in accordance with Clause 4.4 herein.

15.       ARBITRATION

15.1 Except as expressly provided herein, any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association ("AAA") with such arbitration taking place in New Jersey under the commercial rules then in effect for that AAA except as provided herein.

          (a) All proceedings shall be held in English and a transcribed record prepared in English.

          (b) The parties shall choose, by mutual agreement, one arbitrator within thirty (30) days of receipt of notice of the intent to arbitrate. If the issues in dispute involve scientific or technical matters, any arbitrator chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of knowledge in the field of biotechnology. If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed on, the AAA shall make such appointment within thirty (30) days of such failure.

          (c) The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof.

          (d) Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Absent the filing of an application to correct or vacate the arbitration award as permitted by applicable law, each party shall fully perform and satisfy the arbitration award within thirty (30) days of the service of the award.

15.2 By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

15.3 Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary right.

16.       FORCE MAJEURE

16.1 Notwithstanding any other provision of this Agreement, neither party will be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in the performance, or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is outside the control of the parties including acts of God, fires, floods, extreme drought, riot, war, embargoes, government actions or government restrictions affecting production, Formulation and/or registration of the Licensed Product (including legislation specifically prohibiting the importation, marketing or sale by anyone of the chemical compounds constituting the Licensed Product) in the Territory or in the country of manufacture of the Licensed Product, and the circumstances constituting the force majeure were notified to the other party as soon as possible thereafter. The party subject to force majeure will take all reasonable steps within its power to resolve the circumstances constituting force majeure as soon as possible.

          Subject to Clause 14.3, CYTOGEN will not be deemed to be in breach of this Agreement, or otherwise be liable to ROSEMONT, for any delay in the performance, or the non-performance of any of its obligations under this Agreement, arising from any dispute or litigation initiated in the Territory which may result in the prevention of the storage, promotion, sale and distribution of the Licensed Product by CYTOGEN in the Territory, and these circumstances were notified to ROSEMONT. Anything to the contrary notwithstanding, the non-payment of undisputed monies owed pursuant to this Agreement, for whatever reason, shall not constitute a force majeure.

17.       NOTICES

17.1 Any notice given under this Agreement must be in writing and will be deemed duly given or made if given to a party personally or sent by registered post or facsimile to the address or facsimile number shown below:

          CYTOGEN Corporation
          Attn: Chief Executive Officer
          650 College Road East, Suite 3100
          Princeton, New Jersey 08540

                  With a copy to:
                  Morgan, Lewis & Bockius LLP
                  Attention:  Randall B. Sunberg, Esq.
                  502 Carnegie Center
                  Princeton, New Jersey 08540

          and

          ROSEMONT Pharmaceuticals Limited
          Attn: Managing Director
          ROSEMONT House
          Yorkdale Industrial Park
          Braithwaite Street
          Leeds UK LS11 9XE
          Facsimile number: +44 113 246 0738

                  With a copy to:
                  SAVIENT Pharmaceuticals, Inc.
                  Attention:  General Counsel
                  One Tower Center, 14th floor
                  East Brunswick, New Jersey 08816

17.2 Either party may change its address or facsimile number for the purpose of this Agreement by giving notice of the change to the other party.

17.3 A notice will be deemed to be received by a party in the following circumstances:

          (a) The elapse of 24 hours from the dispatch of the notice by facsimile transmission, where the transmission report confirms that the notice has been dispatched without a transmission error to the correct facsimile number;

          (b) The elapse of 3 business days from the dispatch of the notice by mail to a destination within the same jurisdiction; and

          (c) The elapse of 7 business days from the dispatch of the notice by mail to a destination outside the jurisdiction.

18.       PROPER LAW AND COURT OF JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to any conflicts of law principles.

18.2 Subject always to Clause 15.1 of this Agreement the courts in the State of New Jersey shall have exclusive jurisdiction in relation to all disputes between the parties hereto based on or in connection with this Agreement.

19.       ASSIGNMENT

19.1 Neither party may assign or transfer this agreement without the prior written consent of the other party which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement, in whole or in part, to any of its Affiliates if such party guarantees the performance of this Agreement by such Affiliate; and provided further, that either party may assign this Agreement to a successor to all or substantially all of the assets of such party whether by merger, sale of stock, sale of assets or other similar transaction. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto, their permitted successors, legal representatives and assigns.

20.       SUCCESSION

20.1 A reference to a party to this Agreement includes that party's successors and permitted assigns.

21.       RELATIONSHIP OF THE PARTIES

21.1 Nothing in this Agreement is intended or will be construed as constituting a partnership, agency or joint venture relationship between the parties. All activities by the parties hereunder will be performed by them as independent contractors.

          The parties agree that performance of any or all of a party's obligations or the exercise of any or all of a party's rights under this Agreement may be delegated to Affiliates and delegates of that party. However, such delegation will not derogate from each of the party's obligations or rights under the Agreement.

22.       ENTIRE AGREEMENT

22.1 This Agreement (including every Schedule and Exhibit thereto), together with the Exclusive Distribution Agreement, and the Technical Agreement, contain the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement between the parties concerning the Confidential Information.

23.       VARIATION

23.1 A variation of this Agreement is of no force and effect unless it is in writing and signed by the parties.

24.       WAIVER


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


24.1 Waiver by either party of a breach of, or failure to comply with, this Agreement by the other party is of no effect unless it is in writing and signed by or on behalf of the first mentioned party.

25.       SEVERANCE

25.1 In the event that any term or provision of this Agreement can sustain two (2) or more interpretations, one (1) of which results in the term or provision being valid, legal or enforceable, that term or provision will be given that interpretation rather than an interpretation which would or be likely to result in the term or provision being invalid, illegal or unenforceable.

25.2 If any term or provision of this Agreement is to any extent held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining terms or provisions (and any Application of the said terms or provisions) will not in any way be affected or impaired.

25.3 In the event that any term or provision of this Agreement is to any extent held to be invalid, illegal or unenforceable, the parties will negotiate in good faith and, if legally possible, will agree on an alternate term or provision having regard to the original intention of the parties.

25.4 The parties agree that the terms of this Agreement have been negotiated at arms length by sophisticated bargaining parties and, as such, no term shall be construed against the drafter of this Agreement.

26.       FURTHER ASSURANCES

26.1 The parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

27.       NO IMPLIED LICENSES

27.1 Except as expressly provided herein, no right or license under any patent application, issued patent, trademark, know-how or other proprietary information is granted, or shall be granted, by implication.

28.       EXPENSES

28.1 Except as otherwise expressly provided in this Agreement, each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

29.       EXECUTION

29.1 This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument. Signatures provided by facsimile transmission shall be deemed to be original signatures.

      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF the parties have caused this agreement to be signed by their duly authorized representatives as of the Effective Date.


SIGNED by Neil Salvin                    /s/ Neil Salvin
Finance Director                         ---------------------------------------
for and on behalf of ROSEMONT PHARMACEUTICALS LIMITED

Date:                                    April 21, 2006
                                         ---------------------------------------


SIGNED by Paul Hamelin                   /s/ Paul Hamelin
Managing Director                        ---------------------------------------
for and on behalf of ROSEMONT PHARMACEUTICALS LIMITED

Date:                                    April 21, 2006
                                         ---------------------------------------

SIGNED by William Thomas                 /s/ William Thomas
Senior Vice President & General Counsel  ---------------------------------------
For and on behalf of CYTOGEN CORPORATION

Date:                                    April 21, 2006
                                         ---------------------------------------

SIGNED by Philip K. Yachmetz             /s/ Philip K. Yachmetz
Executive Vice President &               ---------------------------------------
Chief Business Officer
For and on behalf of SAVIENT PHARMACEUTICALS, INC.

Date:                                    April 21, 2006
                                         ---------------------------------------

                                   SCHEDULE 1


                Specification for the Licensed Product at Release
                -------------------------------------------------

[**]

                                   SCHEDULE 2


LICENSED PRODUCT COST OF $[**]

Assumptions:
-----------

[**]

ADDITIONAL INFO

[**]

                                   SCHEDULE 3

The nominal batch size for the Licensed Product shall be [**].